EXHIBIT 11
                           ROCKWELL INTERNATIONAL CORPORATION

                          COMPUTATION OF PER SHARE INFORMATION


                                     Three Months Ended       Nine Months Ended
                                          June 30                 June 30 ____
                                       1998       1997         1998       1997
                                      (In millions, except per share amounts)
Basic (loss)/earnings per share:

  (Loss)/income from continuing
    operations before accounting
    change .......................... $ (420)    $  120       $ (238)   $  320

  (Loss)/income from discontinued
    operations, net of tax...........    (62)        47          (46)      215

  Cumulative effect of accounting
    change, net of tax...............      -          -          (17)        -

  Net (loss)/income.................. $ (482)    $  167       $ (301)   $  535

  Average number of common shares
    outstanding during the period....  195.4      212.3        200.2     215.7


  Basic (loss)/earnings per share:

  Continuing operations, before
    accounting change................ $(2.15)    $ 0.56       $(1.19)   $ 1.48

  Discontinued operations............  (0.32)      0.23        (0.23)     1.00

  Cumulative effect of accounting
    change...........................      -          -        (0.09)        -

  Net (loss)/income.................. $(2.47)    $ 0.79       $(1.51)   $ 2.48

Diluted (loss)/earnings per share:

  (Loss)/income from continuing
    operations before accounting
    change........................... $ (420)    $  120       $ (238)   $  320

  (Loss)/income from discontinued
    operations, net of tax...........    (62)        47          (46)      215

  Cumulative effect of accounting
    change, net of tax...............      -          -          (17)        -

  Net (loss)/income.................. $ (482)    $  167       $ (301)   $  535

  Average number of common shares
    outstanding during the period
    assuming full dilution:

  Common stock.......................  195.4      212.3        200.2     215.7
  Assumed issuance of stock
    under award plans................      -        3.1            -       3.4

  Total diluted shares...............  195.4      215.4        200.2     219.1

  Diluted (loss)/earnings per share:

  Continuing operations, before
    accounting change................ $(2.15)   $  0.56       $(1.19)   $ 1.46

  Discontinued operations............  (0.32)      0.22        (0.23)     0.98
  Cumulative effect of accounting
    change, net of tax...............      -          -        (0.09)        -

  Net (loss)/income.................. $(2.47)   $  0.78       $(1.51)   $ 2.44

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